UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2021, Inotiv, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Colliers Securities LLC (the “Underwriter”) relating to the public offering of 2,647,059 of the Company’s common shares (the “Shares”), at a public offering price of $17.00 per share (the “Offering”). The Offering is expected to close on or about April 23, 2021, subject to customary closing conditions. The Company has granted the Underwriters an option, exercisable within 30 days from the date of the Underwriting Agreement, to purchase up to 397,058 additional Shares. The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-253309) that was declared effective by the Securities and Exchange Commission on March 1, 2021 and a related prospectus supplement.

Net proceeds to the Company from the Offering were approximately $42.5 million, after deducting the underwriting discount and estimated offering expenses. The Company currently intends to use the net proceeds from the Offering, together with existing cash and cash equivalents, amounts available under the Company’s existing credit facilities and any new debt financing, to finance the aggregate cash consideration of approximately $40.5 million for the previously announced acquisitions of Bolder BioPATH, Inc. and HistoTox Labs, Inc. The Company may also use the net proceeds to pay a portion of the purchase price of approximately $4.7 million for its St. Louis facility, contingent on the Company receiving financing and obtaining related business incentives. The Company intends to use the remaining net proceeds of the Offering, if any, for working capital and other general corporate purposes, which may include acquisitions or investments in complementary businesses, technologies or other assets, although the Company has no present commitments or agreements to do so (other than with respect to the previously announced acquisitions).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Ice Miller LLP, relating to the validity of the Shares in connection with the Offering is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01 Other Events.

On April 20, 2021, the Company issued a press release announcing the commencement of the Offering. On April 21, 2021, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated April 21, 2021, by and between Inotiv, Inc. and Colliers Securities LLC.
5.1	Opinion of Ice Miller LLP.
23.1	Consent of Ice Miller LLP (included in Exhibit 5.1).
99.1	Press Release, dated April 20, 2021.
99.2	Press Release, dated April 21, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inotiv, Inc.

Date: April 21, 2021	By:	/s/ Beth A. Taylor
Beth A. Taylor
Chief Financial Officer and Vice President - Finance